Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated July 21, 2021 with respect to the shares of Common Stock of The Glimpse Group, Inc., and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: July 21, 2021

By:	/s/ Braden Ferrari
Braden Ferrari

Gilded Conquest LLC

By:	/s/ Braden Ferrari
Braden Ferrari
Manager